Exhibit 22.1

Subsidiary Issuers of Guaranteed Securities

Each of the following series of senior debt securities issued by Shell International Finance B.V., a wholly owned subsidiary of Shell plc (“Shell”), is fully and unconditionally guaranteed by Shell and is the subject of the exchange offers being made pursuant to this Registration Statement on Form F-4:

●	2.500% Guaranteed Notes due 2026
●	2.875% Guaranteed Notes due 2026
●	2.375% Guaranteed Notes due 2029
●	2.750% Guaranteed Notes due 2030
●	4.125% Guaranteed Notes due 2035
●	4.550% Guaranteed Notes due 2043
●	4.375% Guaranteed Notes due 2045
●	3.750% Guaranteed Notes due 2046
●	4.000% Guaranteed Notes due 2046
●	3.125% Guaranteed Notes due 2049
●	3.250% Guaranteed Notes due 2050
●	3.000% Guaranteed Notes due 2051

Shell Finance US Inc., a wholly owned subsidiary of Shell, may issue the following series of senior debt securities, which will be fully and unconditionally guaranteed by Shell, pursuant to this Registration Statement on Form F-4:

●	2.500% Guaranteed Notes due 2026
●	2.875% Guaranteed Notes due 2026
●	2.375% Guaranteed Notes due 2029
●	2.750% Guaranteed Notes due 2030
●	4.125% Guaranteed Notes due 2035
●	4.550% Guaranteed Notes due 2043
●	4.375% Guaranteed Notes due 2045
●	3.750% Guaranteed Notes due 2046
●	4.000% Guaranteed Notes due 2046
●	3.125% Guaranteed Notes due 2049
●	3.250% Guaranteed Notes due 2050
●	3.000% Guaranteed Notes due 2051